                                                                     EXHIBIT 4.1

                                 WHX CORPORATION

                            2003 INCENTIVE STOCK PLAN

            1.   PURPOSE OF THE PLAN.

                 This 2003  Incentive  Stock Plan (the "Plan") is intended as an incentive, to retain in the employ of and as directors,  officers,  consultants,
advisors  and  employees  to  WHX  Corporation,   a  Delaware  corporation  (the
"Company")  and any  Subsidiary  of the  Company,  within the meaning of Section
424(f) of the United  States  Internal  Revenue  Code of 1986,  as amended  (the
"Code"), persons of training,  experience and ability, to attract new directors, officers,  consultants,  advisors and employees  whose  services are  considered valuable,  to encourage the sense of proprietorship  and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

                 It is further intended that certain options granted pursuant to the Plan shall constitute  incentive stock options within the meaning of Section
422 of the Code (the  "Incentive  Options")  while certain other options granted pursuant to the Plan shall be  nonqualified  stock  options  (the  "Nonqualified
Options").  Incentive Options and Nonqualified  Options are hereinafter referred to collectively as "Options."

                 The Company intends that the Plan meet the requirements of Rule
16b-3 ("Rule 16b-3")  promulgated under the Securities  Exchange Act of 1934, as amended (the  "Exchange  Act") and that  transactions  of the type  specified in subparagraphs  (c) to (f)  inclusive of Rule 16b-3 by officers and  directors of the Company  pursuant to the Plan will be exempt from the  operation  of Section
16(b)  of the  Exchange  Act.  Further,  the Plan is  intended  to  satisfy  the performance-based  compensation exception to the limitation on the Company's tax deductions  imposed by Section  162(m) of the Code with respect to those Options for which qualification for such exception is intended. In all cases, the terms, provisions,  conditions  and  limitations  of the Plan  shall be  construed  and interpreted consistent with the Company's intent as stated in this Section 1.

            2.   ADMINISTRATION OF THE PLAN.

                 The Board of  Directors  of the  Company  (the  "Board")  shall appoint and maintain as administrator of the Plan a Committee (the  "Committee")
consisting of two or more  directors who are  "Non-Employee  Directors" (as such term is defined in Rule 16b-3) and "Outside  Directors" (as such term is defined in Section 162(m) of the Code),  which shall serve at the pleasure of the Board.

The  Committee,  subject to  Sections 3 and 5 hereof,  shall have full power and authority to designate recipients of Options,  stock appreciation rights ("Stock
Appreciation  Rights"),  restricted stock ("Restricted  Stock") and other equity incentives or stock or stock based awards ("Equity Incentives") and to determine the terms and  conditions  of  respective  Option,  Stock  Appreciation  Rights,
Restricted Stock and Equity Incentives  agreements (which need not be identical)
and to interpret the  provisions and supervise the  administration  of the Plan.
The Committee shall have the authority,  without limitation,  to designate which
Options  granted  under the Plan shall be  Incentive  Options and which shall be
Nonqualified  Options. To the extent any Option does not qualify as an Incentive
Option, it shall constitute a separate Nonqualified Option.

                 Subject to the  provisions  of the Plan,  the  Committee  shall interpret the Plan and all Options, Stock Appreciation Rights,  Restricted Stock
and Equity Incentives  granted under the Plan, shall make such rules as it deems necessary  for the  proper  administration  of the  Plan,  shall  make all other determinations  necessary or advisable  for the  administration  of the Plan and shall correct any defects or supply any omission or reconcile any  inconsistency in the Plan or in any Options,  Stock Appreciation  Rights,  Restricted Stock or
Equity  Incentives  granted  under the Plan in the manner and to the extent that the  Committee  deems  desirable  to carry into effect the Plan or any  Options,
Stock Appreciation  Rights,  Restricted Stock or Equity  Incentives.  The act or
determination  of a majority of the Committee shall be the act or  determination of the  Committee  and any decision  reduced to writing and signed by all of the members of the  Committee  shall be fully  effective as if it had been made by a majority at a meeting  duly held.  Subject to the  provisions  of the Plan,  any action taken or  determination  made by the  Committee  pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

                 In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant,  award or other  acquisition under the Plan does not  consist of two or more  Non-Employee  Directors,  or if there shall be no such  Committee,  then the Plan shall be  administered by the Board, and references  herein to the Committee (except in the proviso to this sentence)
shall be deemed to be  references  to the Board,  and any such  grant,  award or other  acquisition may be approved or ratified in any other manner  contemplated by  subparagraph  (d) of Rule  16b-3;  provided,  however,  that  grants  to the
Company's  Chief  Executive  Officer or to any of the Company's  other four most highly  compensated  officers that are intended to qualify as  performance-based compensation  under  Section  162(m)  of the  Code may  only be  granted  by the
Committee.

            3.   DESIGNATION OF OPTIONEES AND GRANTEES.

                 The  persons   eligible  for   participation  in  the  Plan  as
recipients of Options (the "Optionees"),  Stock Appreciation Rights,  Restricted
Stock  or  Equity  Incentives  (respectively,   the  "Grantees")  shall  include
directors,  officers  and  employees  of, and  consultants  and advisors to, the
Company or any Subsidiary;  provided that Incentive  Options may only be granted to employees of the Company and the  Subsidiaries.  In selecting  Optionees  and
Grantees,  and in determining the number of shares to be covered by each Option,
Stock  Appreciation  Right,  Restricted  Stock or Equity  Incentive  granted  to

Optionees or Grantees, the Committee may consider any factors it deems relevant, including  without  limitation,  the office or position  held by the Optionee or
Grantee or the Optionee or Grantee's  relationship to the Company,  the Optionee or Grantee's  degree of  responsibility  for and  contribution to the growth and success of the Company or any  Subsidiary,  the Optionee or Grantee's  length of service,  promotions and potential.  An Optionee or Grantee who has been granted an  Option,  Stock  Appreciation  Right,  Restricted  Stock or Equity  Incentive
hereunder may be granted an  additional  Option or Options,  Stock  Appreciation
Right(s),  Restricted  Stock or Equity  Incentive(s)  if the Committee  shall so determine.

            4.   STOCK RESERVED FOR THE PLAN.

                 Subject to adjustment as provided in Section 10 hereof, a total of 250,000 shares of the Company's Common Stock,  $0.01 par value per share (the
"Stock"),  shall be subject to the Plan.  The maximum  number of shares of Stock that may be subject to Options and Stock  Appreciation  Rights granted under the
Plan to any  individual  in any calendar  year shall not exceed  125,000 and the method of counting such shares shall conform to any  requirements  applicable to performance-based  compensation  under Section 162(m) of the Code. The shares of
Stock subject to the Plan shall consist of unissued  shares,  treasury shares or previously issued shares held by any Subsidiary of the Company,  and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain  unsold and that are not subject to  outstanding
Options  at the  termination  of the Plan  shall  cease to be  reserved  for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.  Should any Option,  Stock  Appreciation  Right,  Restricted Stock, or
Equity Incentives expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be  delivered  upon the  exercise  or vesting in full of an Option,  Stock  Appreciation  Right,  Restricted Stock, or
Equity  Incentives  be reduced for any reason,  the shares of Stock  theretofore subject to such Option,  Stock Appreciation  Right,  Restricted Stock, or Equity
Incentives  may be subject to future  Options under the Plan,  except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code.

            5.   TERMS AND CONDITIONS OF OPTIONS.

                 Options  granted  under  the  Plan  shall  be  subject  to  the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                 (a) OPTION  PRICE.  The  purchase  price of each share of Stock purchasable  under an Incentive  Option shall be  determined by the Committee at the time of grant,  but shall not be less than 100% of the Fair Market Value (as defined  below)  of such  share of Stock on the  date  the  Option  is  granted;
provided,  however,  that with  respect  to an  Optionee  who,  at the time such

Incentive  Option is granted,  owns (within the meaning of Section 424(d) of the
Code) more than 10% of the total  combined  voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least  110% of the Fair  Market  Value  per  share of Stock on the date of
grant.  The  purchase  price  of  each  share  of  Stock   purchasable  under  a
Nonqualified Option shall not be less than 100% of the Fair Market Value of such share of Stock on the date the Option is granted; provided,  however, that if an option  granted  to  the  Company's  Chief  Executive  Officer  or to any of the
Company's other four most highly compensated  officers is intended to qualify as performance-based  compensation  under Section  162(m) of the Code, the exercise price of such Option  shall not be less than 100% of the Fair  Market  Value (as such term is  defined  below) of such  share of Stock on the date the  Option is granted.  The exercise  price for each Option shall be subject to  adjustment as provided in Section 10 below.  "Fair Market  Value"  means the closing  price of publicly  traded shares of Stock on the principal  securities  exchange on which shares of Stock are  listed (if the  shares of Stock are so  listed),  or on the
NASDAQ Stock Market (if the shares of Stock are  regularly  quoted on the NASDAQ
Stock Market),  or, if not so listed or regularly  quoted,  the mean between the closing  bid and  asked  prices  of  publicly  traded  shares  of  Stock  in the over-the-counter  market,  or,  if  such  bid  and  asked  prices  shall  not be available,  as reported by any nationally  recognized quotation service selected by the Company,  or as determined by the Committee in a manner  consistent  with the  provisions  of the Code.  Anything  in this  Section  5(a) to the  contrary notwithstanding,  in no event  shall the  purchase  price of a share of Stock be less than the  minimum  price  permitted  under the  rules and  policies  of any national securities exchange on which the shares of Stock are listed.

                 (b) OPTION TERM.  The term of each Option shall be fixed by the
Committee, but no Option shall be exercisable more than ten years after the date such  Option is granted  and in the case of an  Incentive  Option  granted to an
Optionee  who, at the time such  Incentive  Option is granted,  owns (within the meaning  of  Section  424(d)  of the Code)  more than 10% of the total  combined voting  power of all  classes of stock of the Company or of any  Subsidiary,  no such Incentive  Option shall be exercisable  more than five years after the date such Incentive Option is granted.

                 (c)  EXERCISABILITY.  Subject to Section 5(e)  hereof,  Options shall be  exercisable  at such  time or times  and  subject  to such  terms  and conditions as shall be determined by the Committee.

                 Upon the  occurrence  of a "Change in Control" (as  hereinafter defined),  the  Committee  may  accelerate  the  vesting and  exercisability  of outstanding  Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion,  the Committee may also determine that, upon the  occurrence  of a Change in  Control,  each  outstanding  Option  shall terminate  within a  specified  number  of days  after  notice  to the  Optionee thereunder,  and each such Optionee shall receive, with respect to each share of
Company Stock subject to such Option,  an amount equal to the excess of the Fair
Market Value of such shares immediately prior to such Change in Control over the exercise  price per share of such Option;  such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination  thereof,  as the Committee shall determine in its sole discretion.

                 For purposes of the Plan,  a Change in Control  shall be deemed to have occurred if:

                         (i) a tender offer (or series of related  offers) shall
            be made  and  consummated  for the  ownership  of 50% or more of the outstanding voting securities of the Company,  unless as a result of such tender offer more than 50% of the outstanding voting securities of the  surviving  or  resulting  corporation  shall be owned in the aggregate  by the  stockholders  of  the  Company  (as  of the  time immediately  prior to the commencement of such offer),  any employee
            benefit  plan  of  the  Company  or  its  Subsidiaries,   and  their
            affiliates;

                         (ii) the Company shall be merged or  consolidated  with
            another   corporation,   unless  as  a  result  of  such  merger  or
            consolidation  more than 50% of the outstanding voting securities of the  surviving  or  resulting  corporation  shall  be  owned  in the aggregate  by the  stockholders  of  the  Company  (as  of the  time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

                         (iii) the Company shall sell  substantially  all of its
            assets  to  another  corporation  that is not  wholly  owned  by the
            Company,  unless  as a result  of such  sale  more  than 50% of such assets shall be owned in the  aggregate by the  stockholders  of the
            Company (as of the time immediately prior to such transaction),  any employee  benefit plan of the Company or its  Subsidiaries and their affiliates; or

                         (iv) a Person (as defined  below) shall  acquire 50% or
            more of the outstanding  voting  securities of the Company  (whether directly, indirectly, beneficially or of record), unless as a result of  such  acquisition  more  than  50%  of  the  outstanding  voting securities of the surviving or resulting  corporation shall be owned in the aggregate by the  stockholders of the Company (as of the time immediately  prior to the first  acquisition  of such  securities by such  Person),  any  employee  benefit  plan of the  Company  or its
            Subsidiaries, and their affiliates.

            For purposes of this Section  5(c),  ownership of voting  securities shall take into account and shall  include  ownership as  determined by applying the  provisions of Rule  13d-3(d)(I)(i)  (as in effect on the date hereof) under the  Exchange  Act. In  addition,  for such  purposes,  "Person"  shall have the meaning  given in Section  3(a)(9) of the Exchange  Act, as modified and used in
Sections  13(d) and 14(d) thereof;  however,  a Person shall not include (A) the
Company or any of its  Subsidiaries;  (B) a trustee or other  fiduciary  holding securities  under  an  employee  benefit  plan  of  the  Company  or  any of its
Subsidiaries;  (C) an underwriter  temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

            (d) METHOD OF EXERCISE.  Options to the extent then  exercisable may be exercised in whole or in part at any time during the option period, by giving written  notice to the  Company  specifying  the number of shares of Stock to be purchased,  accompanied by payment in full of the purchase price, in cash, or by check  or such  other  instrument  as may be  acceptable  to the  Committee.  As determined by the Committee, in its sole discretion,  at or after grant, payment in full or in part may be made at the  election of the  Optionee (i) in the form of Stock owned by the  Optionee  (based on the Fair Market Value of the Stock on the trading day before the Option is exercised)  which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the
Company  from the shares of Stock  otherwise to be received  with such  withheld shares of Stock having a Fair Market Value on the date of exercise  equal to the exercise  price  of the  Option,  or (iii) by a  combination  of the  foregoing, provided that the combined value of all cash and cash  equivalents  and the Fair
Market Value of any shares  surrendered to the Company is at least equal to such exercise  price and except with  respect to (ii)  above,  such method of payment will not cause a  disqualifying  disposition  of all or a  portion  of the Stock received upon exercise of an Incentive  Option. An Optionee shall have the right to dividends and other rights of a  stockholder  with respect to shares of Stock purchased  upon exercise of an Option at such time as the Optionee (i) has given written  notice of  exercise  and has paid in full for such  shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

            (e) LIMIT ON VALUE OF INCENTIVE  OPTION.  The aggregate  Fair Market
Value,  determined as of the date the Incentive Option is granted,  of Stock for which  Incentive  Options  are  exercisable  for the first time by any  Optionee during any calendar  year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

            (f) INCENTIVE  OPTION SHARES.  A grant of an Incentive  Option under this Plan shall  provide that (a) the Optionee  shall be required as a condition of the exercise to furnish to the Company any payroll  (employment) tax required to be withheld, and (b) if the Optionee makes a disposition,  within the meaning of Section 424(c) of the Code and  regulations  promulgated  thereunder,  of any share or shares of Stock  issued to him upon  exercise  of an  Incentive  Option granted  under the Plan within the two-year  period  commencing on the day after the date of the  grant of such  Incentive  Option or  within a  one-year  period commencing  on the day after the date of  transfer of the share or shares to him pursuant to the  exercise of such  Incentive  Option,  he shall,  within 10 days after such  disposition,  notify the Company thereof and immediately  deliver to the  Company any amount of United  States  federal,  state and local  income tax withholding required by law.

            6.   TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

                 Stock Appreciation  Rights shall be exercisable at such time or times and subject to such terms and  conditions  as shall be  determined  by the
Committee.  Unless otherwise  provided,  Stock Appreciation  Rights shall become
immediately   exercisable  and  shall  remain   exercisable   until  expiration,
cancellation or termination of the award.  Such rights may be exercised in whole or in part by giving written notice to the Company. Stock Appreciation Rights to the extent then  exercisable  may be  exercised  for payment in cash,  shares of
Common Stock or a combination  of both, as the Committee  shall deem  desirable, equal to: (i) the  excess of the Fair  Market  Value as defined in Section  5(a)
herein of a share of Common Stock on the date of exercise over (ii) the exercise price of such Stock Appreciation Right.

            7.   TERMS AND CONDITIONS OF RESTRICTED STOCK.

                 Restricted  Stock may be granted under this Plan aside from, or in  association  with,  any other  award and shall be subject  to the  following conditions and shall contain such  additional  terms and  conditions  (including provisions  relating to the  acceleration of vesting of Restricted  Stock upon a
Change  of  Control),  not  inconsistent  with  the  terms of the  Plan,  as the
Committee shall deem desirable:

                 (a) GRANTEE RIGHTS.  A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee  shall deem  desirable,  makes payment to the Company in cash,  or by check or such other  instrument as may be acceptable to the Committee.  After  acceptance and issuance of a certificate or certificates,  as provided  for below,  the  Grantee  shall have the rights of a stockholder with respect to Restricted Stock subject to the  non-transferability and forfeiture restrictions described in section 7(d) below.

                 (b) ISSUANCE OF  CERTIFICATES.  The Company  shall issue in the
Grantee's  name a  certificate  or  certificates  for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.

                 (c) DELIVERY OF CERTIFICATES.  Unless otherwise  provided,  any certificate or certificates  issued  evidencing shares of Restricted Stock shall not be delivered to the Grantee  until such shares are free of any  restrictions specified by the Committee at the time of grant.

                 (d)  FORFEITABILITY,  NON-TRANSFERABILITY  OF RESTRICTED STOCK.
Shares of Restricted  Stock are  forfeitable  until the terms of the  Restricted
Stock grant have been satisfied. Shares of Restricted Stock are not transferable until  the date on which the  Committee  has  specified  such  restrictions  has lapsed.  Unless  otherwise  provided,  distributions in the form of dividends or otherwise of  additional  shares or property in respect of shares of  Restricted
Stock shall be subject to the same  restrictions  as such  shares of  Restricted
Stock.

                 (e)  CHANGE  OF  CONTROL.  Upon the  occurrence  of a Change in
Control,  the Committee may  accelerate  the vesting of  outstanding  Restricted
Stock,  in  whole  or in  part,  as  determined  by the  Committee  in its  sole discretion.

            8.   OTHER EQUITY INCENTIVES OR STOCK BASED AWARDS

                 The Committee may grant Equity Incentives  (including the grant of unrestricted shares) to such key persons, in such amounts and subject to such terms  and  conditions,  as the  Committee  shall in its  discretion  determine, subject to the  provisions  of the Plan.  Such awards may entail the transfer of actual  shares of  Common  Stock to Plan  participants,  or  payment  in cash or otherwise of amounts based on the value of shares of Common Stock.

            9.   TERM OF PLAN.

                 No  Option,  Stock  Appreciation  Rights,  Restricted  Stock or
Equity Incentives shall be granted pursuant to the Plan on the date which is ten years from the  effective  date of the Plan,  but  Options,  Stock  Appreciation
Rights or Equity Incentives theretofore granted may extend beyond that date.

            10.  CAPITAL CHANGE OF THE COMPANY.

                 In the  event  of any  merger,  reorganization,  consolidation, recapitalization,  stock  dividend,  or  other  change  in  corporate  structure affecting  the Stock,  the  Committee  shall make an  appropriate  and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number  and option  price of shares  subject to  outstanding  Options granted  under  the Plan,  to the end that  after  such  event  each  Optionee's proportionate  interest shall be maintained as immediately before the occurrence of such event.  The Committee  shall,  to the extent  feasible,  make such other adjustments as may be required under the tax laws so that any Incentive  Options previously  granted shall not be deemed  modified  within the meaning of Section
424(h) of the Code.  Appropriate  adjustments  shall also be made in the case of outstanding  Stock  Appreciation  Rights and Restricted  Stock granted under the
Plan.

            11.  PURCHASE FOR INVESTMENT.

                 Unless the  Options  and  shares  covered by the Plan have been registered under the Securities Act of 1933, as amended (the "Securities  Act"), or the Company has determined that such registration is unnecessary, each person exercising or receiving Options, Stock Appreciation Rights,  Restricted Stock or
Equity  Incentives  under  the Plan may be  required  by the  Company  to give a representation  in  writing  that he is  acquiring  the  securities  for his own account for investment  and not with a view to, or for sale in connection  with, the distribution of any part thereof.

            12.  TAXES.

                 (a)  The  Company  may  make  such  provisions  as it may  deem appropriate,  consistent  with  applicable  law, in connection with any Options,
Stock Appreciation  Rights,  Restricted Stock or Equity Incentives granted under the Plan with  respect  to the  withholding  of any taxes  (including  income or employment taxes) or any other tax matters.

                 (b) If any  Grantee,  in  connection  with the  acquisition  of
Restricted Stock,  makes the election  permitted under section 83(b) of the Code
(that is, an  election to include in gross  income in the year of  transfer  the amounts  specified in section  83(b)),  such Grantee shall notify the Company of the election with the Internal  Revenue Service  pursuant to regulations  issued under the authority of Code section 83(b).

                 (c) If any  Grantee  shall  make any  disposition  of shares of
Stock  issued  pursuant  to  the  exercise  of an  Incentive  Option  under  the circumstances  described  in  section  421(b) of the Code  (relating  to certain disqualifying  dispositions),  such  Grantee  shall  notify the  Company of such disposition within 10 days hereof.

            13.  EFFECTIVE DATE OF PLAN.

                 The  Plan  shall be  effective  on April  28,  2003;  provided, however,  that the Plan must  subsequently  be approved by majority  vote of the
Company's  stockholders  no later  than the  Company's  next  annual  meeting of stockholders following April 28, 2003.

            14.  AMENDMENT AND TERMINATION.

                 The Board may amend,  suspend,  or terminate  the Plan,  except that no amendment  shall be made that would impair the rights of any Optionee or
Grantee under any Option,  Stock Appreciation Right,  Restricted Stock or Equity
Incentive  theretofore  granted without the Optionee or Grantee's  consent,  and except  that no  amendment  shall be made  which,  without  the  approval of the stockholders of the Company would:

                 (a) materially increase the number of shares that may be issued under the Plan, except as is provided in Section 10;

                 (b) materially  increase the benefits accruing to the Optionees or Grantees under the Plan;

                 (c) materially  modify the  requirements  as to eligibility for participation in the Plan;

                 (d) decrease the exercise price of an Incentive  Option to less than  100% of the  Fair  Market  Value  per  share of Stock on the date of grant thereof or the exercise price of a Nonqualified  Option to less than 100% of the
Fair Market Value per share of Stock on the date of grant thereof; or

                 (e) extend the term of any Option  beyond that  provided for in
Section 5(b).

                 The  Committee  may  amend  the  terms  of  any  Option,  Stock
Appreciation Right,  Restricted Stock or Equity Incentive  theretofore  granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee or Grantee without the Optionee or Grantee's consent. The Committee may also substitute new Options,  Stock Appreciation  Rights or Restricted Stock
for previously granted Options,  Stock  Appreciation  Rights or Restricted Stock
including  options  granted under other plans  applicable to the participant and previously  granted Options having higher option prices,  upon such terms as the
Committee may deem appropriate.

            15.  GOVERNMENT REGULATIONS.

                 The  Plan,  and  the  grant  and  exercise  of  Options,  Stock
Appreciation Rights,  Restricted Stock and Equity Incentives hereunder,  and the obligation of the Company to sell and deliver  shares under such Options,  Stock
Appreciation Rights,  Restricted Stock and Equity Incentives shall be subject to all  applicable  laws,  rules  and  regulations,  and to such  approvals  by any governmental  agencies,  national securities exchanges and interdealer quotation systems as may be required.

            16.  GENERAL PROVISIONS.

                 (a)   CERTIFICATES.   All  certificates  for  shares  of  Stock
delivered under the Plan shall be subject to such stop transfer orders and other restrictions  as the Committee may deem advisable  under the rules,  regulations and other  requirements  of the  Securities  and Exchange  Commission,  or other securities  commission  having  jurisdiction,  any  applicable  Federal or state securities  law, any stock exchange or interdealer  quotation  system upon which the  Stock is then  listed  or traded  and the  Committee  may cause a legend or legends to be placed on any such  certificates to make appropriate  reference to such restrictions.

                 (b)  EMPLOYMENT  MATTERS.  The  adoption  of the Plan shall not confer upon any Optionee or Grantee of the Company or any  Subsidiary  any right to  continued  employment  or, in the case of an  Optionee  or Grantee  who is a director,  continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any  Subsidiary to terminate  the  employment  of any of its  employees,  the service of any of its  directors or the retention of any of its  consultants  or advisors at any time.

                 (c)  LIMITATION  OF  LIABILITY.  No  member of the Board or the
Committee,  or any officer or  employee  of the Company  acting on behalf of the
Board or the Committee, shall be personally liable for any action, determination or interpretation  taken or made in good faith with respect to the Plan, and all members of the Board or the  Committee  and each and any  officer or employee of the Company  acting on their behalf  shall,  to the extent  permitted by law, be fully  indemnified  and  protected by the Company in respect of any such action, determination or interpretation.

                 (d) REGISTRATION OF STOCK.  Notwithstanding any other provision in the Plan, no Option may be exercised  unless and until the Stock to be issued upon the  exercise  thereof has been  registered  under the  Securities  Act and applicable  state  securities  laws,  or are,  in the  opinion of counsel to the
Company,  exempt from such registration in the United States.  The Company shall not be under any  obligation  to  register  under  applicable  federal  or state securities  laws any Stock to be issued upon the  exercise of an Option  granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock  subject  to such  Option,  although  the  Company  may in its sole discretion  register such Stock at such time as the Company shall determine.  If the Company  chooses to comply with such an  exemption  from  registration,  the
Stock issued  under the Plan may, at the  direction  of the  Committee,  bear an appropriate  restrictive  legend restricting the transfer or pledge of the Stock represented  thereby,  and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.

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                 (e) NON-TRANSFERABILITY.  Options and Stock Appreciation Rights
granted  hereunder  are not  transferable  and may be  exercised  solely  by the
Optionee  or  Grantee  during his  lifetime  or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.
The Committee,  in its sole discretion,  may permit a transfer of a Nonqualified
Option to (i) a trust for the  benefit of the  Optionee  or (ii) a member of the
Optionee's immediate family (or a trust for his or her benefit).  Any attempt to transfer,  assign,  pledge or otherwise  dispose of, or to subject to execution, attachment or similar process,  any Option or Stock  Appreciation Right contrary to the provisions  hereof shall be void and  ineffective and shall give no right to the purported transferee.

                 (f) NO RIGHTS AS A  STOCKHOLDER.  No  Optionee  or Grantee  (or
other  person  having the right to exercise  such  award)  shall have any of the rights of a  stockholder  of the Company with respect to shares  subject to such award until the issuance of a stock  certificate to such person for such shares.
Except as otherwise  provided herein, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash,  securities  or other  property) for which the record date is prior to the date such stock certificate is issued.

                 (g) TERMINATION BY DEATH.  Unless  otherwise  determined by the
Committee,  if any  Optionee  or  Grantee's  employment  with or  service to the
Company or any  Subsidiary  terminates  by reason of death,  the Option or Stock
Appreciation  Right may thereafter be exercised,  to the extent then exercisable
(or on such  accelerated  basis as the  Committee  shall  determine  at or after grant),  by the legal  representative  of the  estate or by the  legatee  of the
Optionee or Grantee  under the will of the Optionee or Grantee,  for a period of one year after the date of such death or until the expiration of the stated term of such Option or Stock Appreciation Right as provided under the Plan, whichever period is shorter.

                 (h)  TERMINATION  BY REASON  OF  DISABILITY.  Unless  otherwise determined by the  Committee,  if any Optionee or Grantee's  employment  with or service  to the  Company  or any  Subsidiary  terminates  by reason of total and permanent  disability,  any  Option  or Stock  Appreciation  Right  held by such
Optionee  or  Grantee  may  thereafter  be  exercised,  to  the  extent  it  was exercisable at the time of termination due to Disability (or on such accelerated basis  as the  Committee  shall  determine  at or after  grant),  but may not be exercised  after 60 days after the date of such  termination  of  employment  or service  or  the  expiration  of  the  stated  term  of  such  Option  or  Stock
Appreciation Right, whichever period is shorter; provided, however, that, if the
Optionee or Grantee dies within such 60-day period,  any  unexercised  Option or
Stock  Appreciation  Right held by such Optionee or Grantee shall  thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such  death or for the stated  term of such
Option or Stock Appreciation Right, whichever period is shorter.

                 (i)  TERMINATION  BY REASON  OF  RETIREMENT.  Unless  otherwise determined by the  Committee,  if any Optionee or Grantee's  employment  with or service to the Company or any Subsidiary terminates by reason of Normal or Early

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Retirement (as such terms are defined below),  any Option or Stock  Appreciation
Right held by such Optionee or Grantee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated  basis as the Committee  shall  determine at or after grant),  but may not be exercised after 60 days after the date of such termination of employment or service or the expiration  of the  stated  term of such  Option  or Stock  Appreciation  Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 60-day period,  any  unexercised  Option or Stock  Appreciation
Right held by such Optionee or Grantee shall  thereafter be exercisable,  to the extent to which it was  exercisable  at the time of  death,  for a period of one year after the date of such death or for the stated term of such Option or Stock
Appreciation Right, whichever period is shorter.

                 For purposes of this paragraph (i), "Normal  Retirement"  shall mean retirement from active  employment with the Company or any Subsidiary on or after  the  normal  retirement  date  specified  in the  applicable  Company  or
Subsidiary  pension  plan  or if no  such  pension  plan,  age  65,  and  "Early
Retirement" shall mean retirement from active employment with the Company or any
Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

                 (j)  OTHER  TERMINATION.  Unless  otherwise  determined  by the
Committee,  if any  Optionee  or  Grantee's  employment  with or  service to the
Company or any Subsidiary terminates for any reason other than death, Disability or Normal or Early  Retirement,  the Option or Stock  Appreciation  Right  shall thereupon terminate, except that the portion of any Option or Stock Appreciation
Right that was  exercisable  on the date of such  termination  of  employment or service may be exercised for the lesser of 30 days after the date of termination or the balance of such Option or Stock Appreciation Right's term if the Optionee or  Grantee's  employment  or  service  with the  Company or any  Subsidiary  is terminated by the Company or such Subsidiary without cause (the determination as to whether termination was for cause to be made by the Committee).  The transfer of an  Optionee  or Grantee  from the employ of or service to the Company to the employ of or service to a Subsidiary,  or vice versa,  or from one Subsidiary to another,  shall not be deemed to  constitute  a  termination  of  employment  or service for purposes of the Plan.

                                         WHX CORPORATION
                                         April 28, 2003

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